CERTIFICATE OF INCORPORATION
                                       OF
                           NIAGARA ENERGY TRADING INC.

         Under Section 402 of the Business Corporation Law

         The  undersigned  for the purpose of forming a corporation  pursuant to
Section 402 of the Business Corporation Law of the State of New York does hereby certify and set forth:

         1. The name of this corporation is Niagara Energy Trading Inc.

         2. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

         3. The office of this corporation is to be located in the County of Erie, State of New York.

         4. The corporation shall have authority to issue an aggregate of 100 shares, which shall be of one class only, and which shall have a par value of one dollar ($1.00) per share.

         5. The Secretary of the State of New York is hereby designated the agent of this corporation upon whom process against this corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against this corporation is Legal Department, 10 Lafayette Square, City of Buffalo, County of Erie, State of New York 14203.

         In witness whereof, the undersigned has subscribed this certificate of incorporation this 15th day of July 1997, and I affirm the statements contained therein as true under penalties of perjury.


                                                   /s/ James R. Peterson
                                                   --------------------------
                                                   James R. Peterson
                                                   Incorporator
                                                   10 Lafayette Square
                                                   Buffalo, New York 14203


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                          CERTIFICATE OF INCORPORATION
                                       OF
                           NIAGARA ENERGY TRADING INC.

                Under Section 402 of the Business Corporation Law






                                     filer:

                                                 JAMES R. PETERSON
                                                 NATIONAL FUEL GAS SUPPLY CORP.
                                                 10 LAFAYETTE SQUARE
                                                 SUITE 1500
                                                 BUFFALO, NY 14203